                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                 Worldtex, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                 WORLDTEX, INC.
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                             ----------------------

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Worldtex, Inc. (the "Company") will be held at Bank of America Plaza, 335 Madison Avenue, Fifth Floor, Room 5A, New York, New York at 11:00 A.M. (New York City time) on Thursday, May 14, 1998, for the following purposes:

         -to elect three members of the Board of Directors of the Company; -to approve the Company's 1992 Stock Incentive Plan, as amended; and -to transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

         The close of business on March 27, 1998 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the meeting.

         If you will be unable to attend the meeting, you are respectfully requested to sign and return the accompanying proxy in the enclosed envelope.


                                             By Order of the Board of Directors,


                                                       MITCHELL R. SETZER
April 14, 1998                                         Secretary


                  ---------------------------------------------

                                 WORLDTEX, INC.



                                 PROXY STATEMENT

         This proxy statement is furnished to the stockholders of Worldtex, Inc. (hereinafter referred to as the "Company") in connection with the solicitation of proxies for the Annual Meeting of Stockholders to be held on May 14, 1998. The address of the Company's principal executive office and the Company's mailing address is 212-12th Avenue, N.E., Hickory, North Carolina 28601 and the telephone number of its principal executive office is (704) 328-5381. This proxy statement and the enclosed proxy are being sent to stockholders commencing on or about April 14, 1998.

         The enclosed proxy is solicited by the Board of Directors of the Company. Execution of the proxy will not affect a stockholder's right to attend the Annual Meeting and to vote in person or to revoke the proxy. A proxy may be revoked at any time before it is exercised by written notice of revocation delivered to the Secretary of the Company.

         The Company will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of stock. In addition to the use of the mail, proxies may be solicited by personal interview, telephone or telecopy.



                          VOTING SECURITIES OUTSTANDING

         Prior to November 12, 1992, the Company was a wholly-owned subsidiary of Willcox & Gibbs, Inc., a New York corporation, which subsequently changed its name to Rexel, Inc. ("Rexel"). On that date, Rexel declared a dividend of one share of Common Stock of the Company for each share of Rexel Common Stock outstanding on November 23, 1992.

         The only outstanding class of voting securities of the Company is its Common Stock, of which there were 14,428,671 shares outstanding at February 5, 1998. Each share is entitled to one vote.

         Only holders of Common Stock of record at the close of business on March 27, 1998, will be entitled to vote at the Annual Meeting of Stockholders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

         The following persons were known by the Company to be the beneficial owners of more than five percent of the outstanding Common Stock as of December 31, 1997 (based on Schedule 13G and 13D Securities and Exchange Commission ("SEC") filings):

                                                            SHARES                  PERCENT
NAMES AND ADDRESS OF BENEFICIAL OWNER                       OWNED                   OF CLASS
-------------------------------------                       ------                  --------
EGS Associates, L.P.                                     1,373,799 (1)                9.52%
   300 Park Avenue
   New York, New York  10022

Pioneering Management Corporation                        1,370,000                    9.49%
   60 State Street
   Boston, MA  02109-1820

FMR Corp.                                                1,351,800 (1)                9.37%
   82 Devonshire Street
   Boston, MA  02109-3614


Dimensional Fund Advisors, Inc.                          1,107,671 (2)                7.68%
   1299 Ocean Avenue, 11th Floor
   Santa Monica, CA 90401

Wellington Management Company, LLP                         881,200 (1)                6.11%
   75 State Street
   Boston, MA  12109
--------------------------------------------------------------------------------------------

---------------------
   (1) Reported shared power to dispose of and to vote these shares.
   (2) Reported that Dimensional Fund Advisors, Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 1,107,671 shares of Worldtex, Inc. stock as of December 31, 1997, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, for all of which Dimensional Fund Advisors, Inc. serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.

SECURITY OWNERSHIP OF MANAGEMENT

         As of February 5, 1998, shares of Common Stock were beneficially owned by directors and nominees for director, by the executive officers required to be listed in the Summary Compensation Table below (see "Executive Compensation"), and by all directors and executive officers as a group as follows:

                                                                                     SHARES           PERCENT
NAME                                                                                 OWNED (1)       OF CLASS (2)
----                                                                                 ---------       ------------
Claude D. Egler......................................................................75,000 ( 3)..........*
John B. Fraser.......................................................................13,000 ( 4)..........*
Salim Ibrahim.........................................................................5,000 ( 5) .........*
Richard J. Mackey...................................................................564,764 ( 6).......3.91
A. Orrin Maldoff.....................................................................24,000 ( 7)..........*
Kenneth W. O'Neill...................................................................80,409 ( 8)..........*
Willi Roelli.........................................................................14,000 ( 9)..........*
Barry D. Setzer.....................................................................422,862 (10).......2.93
Mitchell R. Setzer...................................................................36,842 (11) .........*
Michael B. Wilson....................................................................10,184 ( 4)..........*
John K. Ziegler.................................................................... 239,008 (12).......1.66
All Directors and Executive Officers as a Group...................................1,489,069 (13) .....10.32

---------------
*    Less than one percent
(1) The persons included in the table had sole voting and investment power with respect to shares reported as beneficially owned, except as otherwise indicated in the following notes.
(2) Percentages are calculated by dividing (x) shares in the "Shares Owned" column by (y) the number of shares outstanding as of February 5, 1998 and the number of shares that a particular owner (or group of owners) has a right to acquire within 60 days of such date.
(3) Includes 70,000 shares issuable upon the exercise of stock options that are currently exercisable.
(4) Includes 6,000 shares issuable upon the exercise of stock options that are currently exercisable.
(5) Includes 2,000 shares issuable upon the exercise of stock options that are currently exercisable .
(6) Includes 240,000 shares issuable upon the exercise of stock options that are currently exercisable and 36,374 shares as to which Mr. Mackey directs the voting by the Trustee under the Company's Profit Sharing & Retirement Savings Plan.
(7) Includes 21,000 shares issuable upon the exercise of stock options that are currently exercisable and 3,000 shares owned indirectly through Fodlam Holdings, of which Mr. Maldoff is President.
(8) Includes 59,000 shares issuable upon the exercise of stock options that are currently exercisable and 10,064 shares as to which Mr. O'Neill directs the voting by the Trustee under the Company's Profit Sharing & Retirement Savings Plan.
(9) Includes 4,000 shares issuable upon the exercise of stock options that are currently exercisable and 1,000 shares owned by Mr. Roelli's wife.
(10) Includes 310,000 shares issuable upon the exercise of stock options that are currently exercisable and 13,788 shares as to which Mr. Setzer directs the voting by the Trustee under the Company's Profit Sharing & Retirement Savings Plan.
(11) Includes 21,000 shares issuable upon the exercise of stock options that are currently exercisable and 9,258 shares as to which Mr. Setzer directs the voting by the Trustee under the Company's Profit Sharing & Retirement Savings Plan.
(12) Includes 590 shares held by Mr. Ziegler as Co-Trustee for the benefit of his children, as to which Mr. Ziegler shares voting and investment power, 13,510 shares held by Mr. Ziegler as Trustee for the benefit of his wife, as to which Mr. Ziegler has sole voting and investment power and 6,000 shares issuable upon the exercise of stock options that are currently exercisable.
(13) Includes 749,000 shares issuable upon the exercise of stock options that are currently exercisable and 69,484 shares as to which the holder directs the voting by the Trustee under the Company's Profit Sharing & Retirement Savings Plan.

                              ELECTION OF DIRECTORS

     The Company's Certificate of Incorporation provides for the classification of the Board of Directors into three classes (Class I, Class II and Class III). At the time of this year's Annual Meeting of Stockholders, the Board will consist of eight directors.

     At this year's Annual Meeting, three Class III directors are to be elected to serve for three year terms expiring at the 2001 Annual Meeting. The three nominees are Claude D. Egler, Richard J. Mackey and John K. Ziegler. Mr. Egler, Mr. Mackey and Mr. Ziegler were all previously elected to the Board by the stockholders. The remaining five directors in Classes I and II were previously elected by stockholders and will continue to serve their terms of office, which will expire at the Annual Meetings to be held in 1999 and 2000, respectively.

     If any nominee becomes unavailable for any reason or if a vacancy should occur before the election (which events are not anticipated), the shares represented by the accompanying proxy may be voted for such other person as may be determined by the holders of such proxies.

     Directors are elected by a plurality vote. Under the Company's Certificate of Incorporation and By-Laws and under Delaware law, abstentions and broker non-votes will not have the effect of votes in opposition to a nominee. The Board of Directors of the Company recommends that stockholders vote FOR each nominee listed below.

     The following table sets forth information with respect to each nominee for election as a director of the Company:

NAME OF NOMINEE;               YEAR TERM
POSITIONS AND OFFICES         WOULD EXPIRE   DIRECTOR      PRINCIPAL OCCUPATIONS DURING LAST FIVE YEARS;
WITH COMPANY            AGE    AND CLASS      SINCE                    OTHER DIRECTORSHIPS  *
---------------------   ---  -------------   --------  ---------------------------------------------------------

Claude D. Egler          63    2001            1994    Vice President of the Company (August 1992 to December
Director                       Class III               1996); President and Managing Director of Filix Lastex
                                                       (prior to 1987 to December 1996).

Richard J. Mackey        66    2001            1992    Chairman of the Board and Chief Financial Officer of the
Director; Chairman             Class III               Company (August 1992 to present); Chief Executive
of the Board and                                       Officer of the Company (August 1992 to May 1994);
Chief Financial                                        President of Rexel (May 1987 to November 1992);
Officer                                                Director, Willcox & Gibbs, Inc.

John K. Ziegler          61    2001            1992    Chief Executive Officer of Willcox & Gibbs, Inc.
Director; Consultant           Class III               (distributor of parts and supplies for the apparel
to the Company                                         industry) (July 1994 to present); Consultant to the
                                                       Company (November 1994 to present); Chairman of the
                                                       Board and Chief Executive Officer of Rexel (May 1987 to
                                                       March 1994); President of Rexel (1977 to May 1987
                                                       and November 1992 to March 1994).


     The following table sets forth information with respect to those incumbent directors whose terms will continue after the Annual Meeting:

NAME OF NOMINEE;               YEAR TERM
POSITIONS AND OFFICES         WOULD EXPIRE   DIRECTOR      PRINCIPAL OCCUPATIONS DURING LAST FIVE YEARS;
WITH COMPANY            AGE    AND CLASS      SINCE                    OTHER DIRECTORSHIPS  *
---------------------   ---  -------------   --------  ---------------------------------------------------------

John B. Fraser           63     1999          1992     President, Geneva Financial Corp. (investment
 Director                       Class I                banking) (July 1994 to present); Managing Director,
                                                       Citibank N.A. (June 1987 to July 1994); Director,
                                                       International Medical Innovations, Inc. (February 1998
                                                       to present).

Salim M. Ibrahim         65     2000          1996     Vice-President and General Manager, E.I. DuPont de
Director                        Class II               Nemours (1992 to 1996); President, Worldwide Textile
                                                       Institute (1992 to 1995); Director, Courtaulds
                                                       Textiles, U.K.; Director, International Wool
                                                       Secretariat; Chairman, Supervisory Board,
                                                       Dupont, Netherlands.

Willi Roelli             64     1999          1996     President and Director, Diethelm Holding (USA) Ltd (a
Director                        Class I                holding company )(1988 to present);  Vice-President and
                                                       Director, Swiss Benevolent Society (charitable
                                                       organization) (1985 to 1998); Director, Celestron
                                                       International (telescopes); Director, Zyliss (USA) Corp.
                                                       (housewares); Director, Alex C. Fergusson, Inc.
                                                       (specialty chemicals); Director, d-SCAN Inc. (furniture).

Barry D. Setzer          55     2000          1992     President and Chief Executive Officer of the Company
Director; President and         Class II               (May 1994 to present); President and Chief Operating
Chief Executive Officer                                Officer of the Company (August 1992 to May 1994);
                                                       President of Rexel's Covered Yarn Division (September
                                                       1988 to November 1992); Vice President of Rexel
                                                       (November 1987 to November 1992).

Michael B. Wilson        61     1999          1992     Vice President Sales, Inbrand, Inc. (hygiene
Director                        Class I                products)(1995 to 1997); President and Chief Executive
                                                       Officer, Innova Pure Water, Inc. (filtered water) (1993
                                                       to 1995); Vice President of Sales, Consumer and
                                                       Commercial Paper Products of Georgia Pacific (1984 to
                                                       1992); Director, Catalina Marketing Corporation.


* All references to "Rexel" include the company under its pre-May 1995 name of "Willcox & Gibbs, Inc." All references to "Willcox & Gibbs, Inc." refer to the company originally known as "WG, Inc." which changed its name to "Willcox & Gibbs, Inc." in December 1995.

COMMITTEES AND MEETINGS

     The Company has standing Executive, Audit, Nominating and Compensation Committees of the Board of Directors. The Executive Committee, which is composed of Messrs. B. Setzer, Mackey and Ziegler, may exercise the powers of the Board of Directors (with certain statutory exceptions) between meetings of the Board. The Audit Committee, whose members are Messrs. Ziegler, Roelli, Egler and Wilson, reviews accounting matters with Company management and discusses accounting matters with the Company's independent accountants in connection with the annual audit. The Nominating Committee, whose members are Messrs., Mackey,
B. Setzer and Ziegler, considers and recommends nominees for election to the Company's Board of Directors. The Nominating Committee considers nominees recommended by security holders. See "Stockholder Proposals". Messrs. Fraser, Ibrahim and Wilson are members of the Compensation Committee, which reviews compensation matters, including adoption and implementation of benefit plans, and takes action or makes recommendations with respect thereto. During the 1997 fiscal year, the Executive Committee held two meetings, the Compensation Committee held three meetings, the Audit Committee held two meetings, the Nominating Committee held one meeting and the Company's Board of Directors held six meetings. All directors attended at least 75% of the meetings of the Board of Directors and of committees of which they were members with the exception of Mr.Ibrahim.

DIRECTOR COMPENSATION

     Non-Management directors are paid a fee at an annual rate of $12,000 per year and an additional $900 for each meeting attended.

     The Company's 1992 Stock Incentive Plan, as currently in effect, provides for the grant of a stock option to each director of the Company other than one who is an officer or employee of the Company or of an entity in which the Company owns at least a 20% interest (an "Outside Director"). Each person who was an Outside Director at the close of the 1994 Annual Meeting of Stockholders was granted, as of the date of such meeting, and each subsequently elected Outside Director is granted, as of the date of such person's election to the Board, a non-qualified stock option to purchase 10,000 shares of Common Stock. While the Board has authority to determine the terms of such option, all options granted to Outside Directors to date have had the following terms. The option price is equal to the fair market value of the Common Stock on the date of the option grant, (or, in some cases, the date the individual agreed to become a director) and may be paid in cash or shares of Common Stock which have been owned by the optionee for at least six months (with such shares valued based on the fair market value of the Common Stock on the date of option exercise). The option becomes exercisable in 20% increments on each of the first five anniversaries of the date following the date of grant, provided the optionee is a director of the Company on such date. The option will expire ten years from the date of grant, subject to earlier termination upon termination of the optionee's service as a director. If the optionee dies during his or her period of service as a director, the optionee's legal representative will have the right to exercise the option for a period of twelve months after the optionee's death, even if such option would otherwise have expired earlier. An option exercised after termination of service can only be exercised to the extent it was exercisable at the time of such termination of service. Stock options granted to Outside Directors are not transferable except by will or by the laws of descent and distribution.

     Mr. Ziegler has been retained as a consultant to the Company and is paid $100,000 per year less any fees received as a director of the Company for his services in such capacity.

                             EXECUTIVE COMPENSATION

     The following table sets forth information concerning compensation of the Chief Executive Officer of the Company and each of the Company's four other most highly compensated executive officers for services in all capacities to the Company and its subsidiaries during the Company's 1997, 1996 and 1995 fiscal years.

                           SUMMARY COMPENSATION TABLE

                                                                                         LONG TERM
                                                                ANNUAL COMPENSATION     COMPENSATION
                                                               ---------------------    ------------
                                                                                          OPTIONS/        OTHER
                                                   YEAR          SALARY      BONUS         SARS        COMPENSATION
  NAME AND PRINCIPAL POSITION                                      ($)        ($)          (#)           ($)
-------------------------------------------------------------------------------------------------------------------
Barry D. Setzer,                                   1997        $ 350,000   $ 207,062        None     $ 85,640(1)
   President and Chief Executive Officer           1996          275,000     283,660     100,000       99,837
                                                   1995          275,000     162,108        None       64,587

Richard J. Mackey,                                 1997        $ 225,000   $ 203,387        None     $    239(2)
   Chairman of the Board and Chief Financial       1996          200,000     281,820      50,000        1,239
   Officer;                                        1995          200,000     160,042        None        2,879

Kenneth W. O'Neill                                 1997        $ 125,000   $  12,261        None     $  2,445(3)
   Vice President; President of the Company's      1996          110,000       5,297        None        1,622
   Regal Manufacturing Company, Inc. subsidiary    1995          110,000      10,900        None        2,991
   ("Regal Manufacturing")

A. Orrin Maldoff,                                  1997        $ 104,880        None        None     $  2,740(4)
   Vice President; President of the Company's      1996          109,665       7,215        None        2,870
   Rubyco (1987), Inc. subsidiary ("Rubyco")       1995          111,765       7,353        None        2,870

Mitchell R. Setzer,                                1997        $ 100,000   $  41,096      10,000     $  1,842(5)
   Secretary/Treasurer; Vice-President and         1996           75,000      37,751        None        1,461
   Treasurer Regal Manufacturing                   1995           75,000      26,325      15,000        2,803


(1) Includes $4,030 in contributions under defined contribution plans and $30,610 in premiums on life insurance policies required to be transferred to Mr. Setzer if he terminates employment with the Company. Also includes $51,000 representing the imputed interest attributable to the Company's interest-free loan to Mr. Setzer.
(2)  Includes $239 in premiums on life insurance policies.
(3) Includes $2,157 in contributions under defined contribution plans and $288 in premiums on life insurance policies.
(4) Includes $2,460 in contributions under defined contribution plans and $280 in premiums on life insurance policies.
(5) Includes $1,668 in contributions under defined contribution plans and $174 in premiums on life insurance policies.

                     OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

                                                                                        POTENTIAL REALIZABLE VALUE
                                                                                        AT ASSUMED ANNUAL RATES OF
                                                                                       STOCK  PRICE APPRECIATION FOR
                            INDIVIDUAL GRANTS                                                 OPTION TERM (3)
                            -----------------                                          -----------------------------

                      NUMBER OF        % OF TOTAL
                     SECURITIES        OPTIONS/SARS      EXERCISE
                     UNDERLYING         GRANTED TO       OR BASE
                    OPTIONS/SARS       EMPLOYEES IN       PRICE       EXPIRATION
     NAME          GRANTED (#)(1)      FISCAL YEAR      ($/SHARE)        DATE (2)        5% ($)            10% ($)
     ----          --------------      ------------     ---------     -----------        ------            -------
Mitchell R.Setzer       10,000             25.0%          7.10         January 9,
                                                                          2007         $    44,600      $    113,200
                                                                       January 9,
All Stockholders          NA                              7.10            2007         $64,351,873      $163,332,556

----------------

(1) The options are exercisable in installments such that 20% of the grant becomes exercisable on each anniversary of January 9, 1997, and were granted in tandem with a limited SAR applicable in the event of a "Change of Control" of the Company. See: " - Change of Control Provisions" below.
(2) The Stock Options are subject to termination prior to their expiration date in the event of a termination of employment.
(3) This information is provided pursuant to the rules of the Securities and Exchange Commission. Using $7.10, the market price of the Company's common stock on the date of the option grant, the 5% and 10% annual rates of appreciation would result in per share prices of $11.56 and $18.42, respectively, at the end of the 10 year option term. This presentation is not a prediction of possible future prices of the Company's common stock.
(4) For "All Stockholders", the potential realizable value is calculated from $7.10 for the 14,428,671 outstanding shares of Company common stock.




               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES


                                                 NUMBER OF SECURITIES UNDERLYING       VALUE OF UNEXERCISED
                                                    UNEXERCISED OPTIONS/SARS        IN-THE-MONEY OPTIONS/SARS
                                                        AT FISCAL YEAR-END              AT FISCAL YEAR-END
                                                 --------------------------------- ------------------------------
                         SHARES
                      ON EXERCISE     REALIZED    EXERCISABLE      UNEXERCISABLE   EXERCISABLE     UNEXERCISABLE
       NAME               (#)           ($)           (#)               (#)            ($)               ($)
-----------------------------------------------------------------------------------------------------------------
Barry D. Setzer           -0-           -0-         310,000          140,000         807,900          488,600
Richard J. Mackey         -0-           -0-         240,000           60,000         396,800          206,200
Kenneth W. O'Neill        -0-           -0-          59,000           11,000         115,990           41,910
A. Orrin Maldoff          -0-           -0-          21,000            4,000          41,610           15,240
Mitchell R. Setzer        -0-           -0-          19,000           23,000          40,970           38,280


EMPLOYMENT CONTRACTS

      Mr. Mackey and the Company are parties to an employment contract pursuant to which the Company employs Mr. Mackey in a senior executive capacity for an indefinite period, subject to termination by either the Company or Mr. Mackey upon not less than three years' notice. Under the employment contract, Mr. Mackey is entitled to receive a base salary of no less than $200,000 per annum and a bonus for each fiscal year in an amount equal to 2% of annual net income before taxes and after certain interest charges of the Company and its subsidiaries for such fiscal year in excess of 12% of the average of the net assets employed therein, reduced by any awards earned under Regal Manufacturing's incentive bonus plan for the particular year. Mr. Mackey will also be entitled to receive a supplemental retirement benefit, payable in monthly installments over a ten year period following his retirement, in the aggregate amount equal to 400% of Mr. Mackey's highest annual compensation in effect at any time during his employment at the Company. Mr. Mackey's contract contains provisions for termination and severance payments in case of a Change in Control Event, as described below under "Change of Control Provisions."

      Mr. B. Setzer and the Company are parties to an employment contract pursuant to which the Company employs Mr. Setzer in a senior executive capacity for an indefinite period, subject to termination by either the Company or Mr. Setzer upon not less than three years' notice. Under the employment contract, Mr. Setzer is entitled to receive a base salary of $275,000 per annum and a bonus for each fiscal year in an amount equal to 2% of annual net income before taxes and after certain interest charges of the Company and its subsidiaries for such fiscal year in excess of 12% of the average of the net assets employed therein, reduced by any awards earned under Regal Manufacturing's incentive bonus plan for the particular year. Mr. Setzer will also be entitled to receive a supplemental retirement benefit, payable in monthly installments over a ten year period following his retirement, in an aggregate amount equal to 400% of his highest annual compensation in effect at any time during his employment with the Company. In the event of Mr. Setzer's death or retirement due to disability prior to his 65th birthday, the payments shall be made in an aggregate amount equal to 400% of his highest annual compensation in effect at any time prior to his death or disability. Mr. Setzer's contract contains provisions for termination and severance payments in case of a Change in Control Event, as described below under "Change of Control Provisions." The Company also is obligated to maintain in effect certain insurance policies on Mr. Setzer's life and to transfer the ownership of such policies to Mr. Setzer in the event notice is given of the termination of his employment contract.



CHANGE OF CONTROL PROVISIONS

      Upon a Change in Control Event (defined to mean the date a person or group other than the Company or an affiliate becomes a 20% beneficial owner of Company voting securities, the date on which one-third or more of the Board of Directors consists of persons other than Current Directors (as defined), or the date stockholders approve certain agreements providing for merger, consolidation or disposition of all or substantially all assets of the Company), the existing contracts of Messrs. Mackey and Setzer shall each continue for a three year term, subject to earlier termination (i) by the Company upon death, disability, or cause (as defined) or (ii) by the individual if he determines in good faith that the Company has taken any of certain specified actions which are inconsistent with his executive status or employment arrangement or if, for any reason, he gives notice of termination during the 30-day period commencing on the 181st day following the Change in Control Event. Upon termination by the Company other than for one of the reasons specified in clause (i) of the preceding sentence, or upon termination by the individual as described in clause
(ii), the individual will be entitled as a severance benefit to a lump sum cash amount equal to 2.99 times his "base amount" compensation (as defined in section 280G(b)(3) of the Internal Revenue Code). If the Company terminates the individual's employment (other than for one of the reasons specified in clause
(i)) prior to a Change in Control Event but after the Company enters into an arrangement or any person announces an intention to take or consider taking actions which would result in a Change in Control Event, and if a Change in Control Event occurs within three years, the individual will be entitled to receive an amount equal to such severance benefit.

      If Messrs. Mackey and Setzer were to be entitled to severance benefits as of February 5, 1998, their base amount compensation would entitle them to payments in the following amounts: Mr. Mackey - $1,148,704 and Mr. Setzer - $1,304,265.

      The Company's 1992 Stock Incentive Plan provides that if there is a Change of Control of the Company (as defined below), unless otherwise determined by the Compensation Committee or the Board at the time of grant, all stock options and SARs granted under the Plan which are not then exercisable will become fully exercisable and vested and the restrictions and deferral limitations applicable to restricted stock and deferred stock granted under the Plan will lapse and such shares and awards will be deemed fully vested. To the extent the cash payment of any award is based on the fair market value of Company Common Stock, such fair market value shall be the Change of Control Price, as defined below. The Company's outstanding stock options are subject to these provisions.

      A Change of Control under the Plan occurs on the date a person or group other than the Company or certain of its affiliates becomes a beneficial owner of 25% or more of the voting securities of the Company, the date on which one-third or more of the Board of Directors consists of persons other than Current Directors (as defined) or the date of approval by stockholders of certain agreements providing for merger, consolidation or disposition of all or substantially all assets. The Change of Control Price is the highest price per share of Company Common Stock paid in any open market transaction, or paid or offered to be paid relating to a Change of Control of the Company, at any time during the 90-day period ending with the Change of Control.


BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      The Company's executive compensation program consists of the following key elements: base salary, annual bonuses and periodic grants of stock options. Each element of the overall compensation program of executive officers has a different purpose, as described below:

          Base Salary. Base pay levels are largely determined through comparisons with companies of similar businesses of comparable size. Actual salaries are based on individual performance contributions within a competitive salary range.

          Bonuses. Each of the Company's subsidiaries has an incentive bonus plan that provides for the grant of annual bonuses for management and supervisory employees based on corporate and individual performance. These plans provide for an aggregate yearly bonus pool for each subsidiary determined by reference to achieving and exceeding certain targeted profit levels for such year set by the Executive Committee of the Company's Board of Directors for such subsidiary. Bonuses are allocated from this pool to eligible employees based on their relative base salary and an evaluation of their individual performance. In addition, the employment contracts between the Company and Messrs. Mackey and B. Setzer provide for incentive payments pursuant to a specified formula. See "Employment Contracts" above.

          Stock Awards. Stock option grants are intended to provide incentives for superior long-term future performance. Such grants are intended to create and maintain in the Company the entrepreneurial environment and spirit of a small company as well as to broaden the understanding of the effect that the day-to-day achievements of these employees will have on the long-term value of the Company's stock. The number of stock options awarded to a particular employee is intended to provide a significant portion of such employee's compensation in the form of options and is based on the Committee's subjective judgment of the appropriate value of the employee's entire compensation to be represented by stock options. In general, the Committee expects to grant the largest awards to the Company's Chief Executive Officer due to his substantial influence on the Company's performance.

     Compensation of Chief Executive Officer. Mr. Setzer's employment contract entitles him to a base salary of $275,000. Based on performance and other factors discussed above, Mr. Setzer's base salary was increased in 1997 to $350,000. Mr. Setzer's bonus for 1997 of $207,062 was determined in accordance with the formula specified in his employment contract. During 1997 no options were granted Mr. Setzer due to the small balance of options available under the Company's Stock Incentive Plan and the desire to award performance-based options to other employees.

     Policy With Respect to Section 162(m). Section 162(m) of the Internal Revenue Code limits to $1 million for each person the tax deduction that the Company or its subsidiaries can take with respect to the compensation of certain executive officers, unless the compensation is "performance-based." The Committee feels that it should not use only mechanical formulas in carrying out its responsibilities for compensating the Company's management. Therefore, the Committee currently intends to continue to make cash bonus payments that are based on the achievement of subjective, non-quantifiable goals, and that may therefore not qualify as performance-based compensation. The Committee believes that these goals, while not properly measurable by the kind of quantifiable targets that are required to qualify compensation as performance-based, are important to the long-term financial success of the Company and to its stockholders. The Committee intends to grant future stock options under the Stock Incentive Plan in a manner that will qualify as performance-based.

                             COMPENSATION COMMITTEE
                              John B. Fraser Chair
                                 Salim M.Ibrahim
                                Michael B. Wilson


      The information above under the caption "Board Compensation Committee Report on Executive Compensation" and under the caption "Performance Graph" below shall not be deemed to be incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company expressly states in any such filing that the information under either or both such captions is incorporated by reference therein.

PERFORMANCE GRAPH

      The following graph shows the total shareholder return of (1) the Company's Common Stock, (2) an index of knitting mills published by Media General Financial Services, Inc. ("Media General") and (3) the Standard & Poor's 500 Index over the five year period ended December 31, 1997, based on information provided by Media General. In each case the Graph assumes an investment of $100 on December 31, 1992 and that all dividends were reinvested.

                             CUMULATIVE TOTAL RETURN

----------------------------------------------FISCAL YEAR ENDING---------------------------------
                     1992        1993          1994         1995          1996              1997

WORLDTEX, INC.        100        66.67        46.03         73.02        112.70            100.79
INDUSTRY INDEX        100        83.64        86.88         81.37        111.53            105.63
BROAD MARKET          100       110.08       111.54        153.45        188.69            251.64



                                    [GRAPH]

                 PROPOSAL TO AMEND THE 1992 STOCK INCENTIVE PLAN

      The Company's 1992 Stock Incentive Plan ("the Plan") was adopted in 1992. It was amended in 1994 with shareholder approval to provide for a one-time grant of stock options to Outside Directors and make certain other changes. The Plan was further amended by the Board of Directors in 1997 to permit the Board of Directors to determine the terms and conditions (but not the number) of options granted to Outside Directors, and to make certain technical changes. The purposes of the Plan are to enable the Company to attract and retain employees who contribute to the Company's success by their ability, ingenuity and industry, to enable the Company to pay part of the compensation of its Outside Directors in the form of stock options and to enable such employees and Outside Directors to participate in the long term growth of the Company by giving them an equity interest in the Company.

      The Board of Directors believes that the Plan is accomplishing its purposes. Since only 51,000 shares remain available of the 1,400,000 previously authorized by the stockholders, the Board believes that additional shares should be authorized for grant under the Plan.

      Accordingly, at its March 24, 1998 meeting, the Board of Directors took action to amend the Plan, subject to stockholder approval at the 1998 Annual Meeting, to (i) increase the number of shares authorized for awards under the Plan by 700,000, providing for an aggregate of 2,100,000 shares, available since the inception of the plan; (ii) provide that shares surrendered to the Company or withheld by the Company to satisfy the option exercise price or the optionee's tax liability with respect to an award, will become available for issuance under the plan; (iii) limit the number of shares with respect to which awards under the Plan can be granted to any individual in any fiscal year to 500,000; (iv) permit the grant of transferable stock options; and (v) make certain technical amendments to the Plan.


PRINCIPAL PROVISIONS OF THE PLAN

      The following summary of the Plan, as amended and restated (subject to stockholders' approval) effective as of May 14, 1998, is qualified in its entirety by reference to the full text of the Plan which is available by written request to the Secretary of the Company at 212 12th Avenue, NE, Hickory, NC 28601, or by oral request at (828) 328-5381.

      Shares. The total number of shares of the Company's Common Stock available for issuance under the plan is 2,100,000.

      Shares awarded under the Plan may be authorized or unissued shares or treasury shares. If shares subject to an option under the Plan cease to be subject to such option, or shares awarded under the Plan are forfeited, or an award under the Plan otherwise terminates without a payment being made to the participant in the form of Common Stock, such shares will again be available for future distribution under the Plan. In addition, shares surrendered to the Company or withheld by the Company to satisfy the option exercise price or to satisfy the optionee's tax liability with respect to an award, will become available for issuance under the Plan.

      Administration. The Plan is administered by the Executive Compensation Committee or such other committee (the "Committee") of not less than two directors as may be appointed by the Board of Directors. The Committee is authorized to, among other things, grant and set the terms of awards to employees (including officers) under the Plan, amend such awards, waive compliance with the terms of such awards and interpret the Plan and awards. The terms of an award under the Plan may vary from participant to participant. With respect to awards to Outside Directors, the Committee has authority to interpret the Plan and awards, adopt administrative regulations and administer the Plan, but not to determine the amount or terms of awards. The

Board of Directors has the power to determine the terms (but not the amount) of grants of stock options to Outside Directors and to amend such awards.

      Participation. The Committee may make awards under the Plan to employees (including officers) of the Company or of an entity in which the Company owns at least a 20% interest, but not to any Outside Director. The employee participants in the Plan are selected from among those eligible in the sole discretion of the Committee. No employee may be granted awards under the Plan with respect to more than 500,000 shares of Common Stock in any fiscal year. The Plan also provides for the automatic grant of an option to purchase 10,000 shares of Common Stock to each Outside Director of the Company, the terms of such option to be determined by the Board. Outside Directors are not eligible for awards other than stock options.

      Awards to Outside Directors. Each person who was an Outside Director at the close of the 1994 Annual Meeting of Stockholders was granted as of such date, and each person who subsequently becomes an Outside Director shall be granted as of the date of his or her election, a Stock Option to purchase 10,000 shares of Common Stock of the Company. The terms of the stock options are determined by the Board of Directors, subject to the same restrictions as set forth below with respect to awards of stock options to employees.

      Awards to Employees. The Plan authorizes the Committee to grant awards to employees (including officers) in the form of stock options, stock appreciation rights, restricted stock, deferred stock, loans, and tax offset payments. Awards may be granted alone or in tandem with other types of awards under the Plan. A summary of these awards is set forth below.

      1.   Stock Options.

              Incentive stock options ("ISOs") and non-qualified stock options may be granted for such number of shares of Common Stock as the Committee determines. A stock option will be exercisable at such times, over such term and subject to such terms and conditions as the Committee determines, at an exercise price determined by the Committee. (ISOs are subject to restrictions as to exercise period and price as required by the Code.) Payment of the exercise price may be made in such manner as the Committee may provide, including cash, delivery of shares of Common Stock already owned or subject to award under the Plan, or any other manner determined by the Committee. The Committee may provide that the stock options will be transferable.

              Upon an optionee's termination of employment, the option will be exercisable to the extent determined by the Committee, either in the initial grant or an amendment thereto. The Committee may provide that an option which is outstanding on the date of an optionee's death will remain outstanding for an additional period after the date of such death, notwithstanding that such option would have expired earlier under its terms.

      2.   Stock Appreciation Rights ("SARs").

              Upon the exercise of an SAR, the Company will pay to the employee in cash, Common Stock or a combination thereof (the method of payment to be at the discretion of the Committee), an amount equal to the excess of the fair market value of the Common Stock on the exercise date over the amount determined by the Committee (generally, the exercise price of options granted in tandem with SARs), multiplied by the number of SARs being exercised.

              The Committee may also grant limited SARs that will be exercisable only in the event of a "Change of Control" of the Company (as defined in the Plan). In awarding SARs or limited SARs, the Committee may provide that in the event of a Change in Control, SARs or limited SARs may be paid on the basis of the "Change of Control Price" (as defined in the Plan). See "Executive Compensation - Change of Control Provisions" for a summary of these terms.

      3.   Restricted Stock.

              In making an award of restricted stock, the Committee will determine the periods, if any, during which the stock is subject to forfeiture, and the purchase price, if any, for the stock. The vesting of restricted stock may be unconditional or may be conditioned upon the completion of a specified period of service with the Company or a subsidiary, the attainment of specific performance goals or such other criteria as the Committee may determine.

              During the restricted period, the employee may not sell, transfer, pledge or assign the restricted stock, except as may be permitted by the Committee. The certificate evidencing the restricted stock will be registered in the employee's name, although the Committee may direct that it remain in the possession of the Company until the restrictions have lapsed. Except as may otherwise be provided by the Committee, upon the termination of the employee's employment for any reason during the period before all restricted stock has vested, or in the event the conditions to vesting are not satisfied, all restricted stock that has not vested will be subject to forfeiture and the Committee may provide that any purchase price paid by the employee, or an amount equal to the restricted stock's fair market value on the date of forfeiture, if lower, shall be paid to the employee. During the restricted period, the employee will have the right to vote the restricted stock and to receive any cash dividends, if so provided by the Committee. Stock dividends will be treated as additional shares of restricted stock and will be subject to the same terms and conditions as the initial grant, unless otherwise provided by the Committee.

      4.   Deferred Stock.

              Deferred stock may be conditioned upon the attainment of specific performance goals or such other criteria as the Committee may determine. In making an award of deferred stock the Committee will determine the periods, if any, during which the award is subject to forfeiture, and may provide for the issuance of stock pursuant to the award without payment therefor. Upon vesting, the award will be settled in shares of Common Stock, cash equal to the fair market value of such stock, or a combination thereof, as provided by the Committee. During the deferral period set by the Committee, the employee may not sell, transfer, pledge or assign the deferred stock award. In the event of termination of employment before the expiration of the deferral period, the deferred stock award will be forfeited, except as may be provided by the Committee. Deferred stock will carry no voting rights until such time as the Common Stock is actually issued.

      5.   Loans.

              The Committee may provide that the Company will make, or arrange for, a loan to an employee with respect to the exercise of any stock option granted under the Plan, with respect to the payment of the purchase price, if any, of any restricted stock awarded under the Plan, with respect to any taxes arising from an award under the Plan, or any combination thereof, provided that the Company will not loan to any employee more than (i) the excess of the purchase or exercise price of an award over the par value of any shares of Common Stock awarded, plus (ii) the amount of any taxes arising from such award. The Committee will determine the terms of any such loan.

      6.   Tax Offset Payments.

              The Committee may provide for a tax offset payment to an employee in cash, not in excess of the amount necessary to pay the federal, state, local and other taxes payable with respect to any award and the receipt of the tax offset payment, assuming the employee is taxed at the maximum tax rate applicable to such income.

      Deferrals of Awards. The Committee may permit an employee to elect to defer receipt of any award for a specified period or until a specified event.

      Change of Control Provisions. If there is a Change of Control of the Company, unless otherwise determined by the Board or Committee at the time of grant, all stock options and SARs which are not then exercisable will become fully exercisable and vested, and the restrictions and deferral limitations applicable to restricted stock and deferred stock will lapse and such shares and awards will be deemed fully vested. Unless the Board or Committee provides otherwise, to the extent the cash payment of any award is based on the fair market value of Common Stock such fair market value shall be the Change of Control Price.

      Amendment. The Plan may be discontinued or amended by the Board of Directors, except that no amendment or discontinuation may adversely affect any outstanding award without the holder's written consent. Amendments may be made without stockholder approval except as required to satisfy stock exchange or regulatory requirements.

       Adjustment. In the case of certain changes in the Company's structure affecting the Common Stock, appropriate adjustments may be made by the Committee, in its sole discretion, in the number of shares reserved under the Plan, the number of shares as to which awards can be granted to any individual in any fiscal year, in the number of shares covered by options and other awards then outstanding under the Plan and, where applicable, the amount to be paid by the employees or the Company pursuant to awards under the Plan. No such adjustment may increase the aggregate value of any outstanding award. If the Committee makes any adjustment under this provision to outstanding stock options, a similar adjustment will be made to the number and terms of stock options granted to Outside Directors under the Plan.

       Certain Federal Income Tax Consequence. The following is a summary of certain federal income tax aspects of stock options which may be awarded under the Plan based upon the laws in effect on the date hereof.

      1.   Incentive Stock Options.

              Generally, no taxable income is recognized by the participant upon the grant of an ISO or upon the exercise of an ISO during the period of his employment with the Company or one of its subsidiaries or within three months (12 months in the event of permanent and total disability, or the term of the option in the event of death) after termination. However, the exercise of an ISO may result in alternative minimum tax liability to the participant. If the participant continues to hold the shares acquired upon exercise of an ISO for at least two years from the date of the grant and one year from the transfer of the shares to the participant, then upon the sale of the shares, any amount realized in excess of the option price will be taxed as capital gain.

              If Common Stock acquired upon the exercise of an ISO is disposed of prior to the expiration of the one-year and two-year holding periods described above, then generally the participant will recognize ordinary income in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise (or, if less, the amount realized on the disposition of the shares) over the option price. Any further gain recognized by the participant on such disposition will be treated as capital gain.

      2.   Non-Qualified Stock Options.

              No income is recognized by the participant at the time the option is granted. Upon exercise of the option, the participant recognizes ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the option price. At disposition, any appreciation after the date of exercise is treated as capital gain.

      3.   Company Deductions.

              As a general rule, the Company or one of its subsidiaries will be entitled to a deduction for federal income tax purposes at the same time and in the same amount that an employee or Outside Director recognizes ordinary income from awards under the Plan, to the extent such income is considered reasonable compensation under the Code. The Company will not, however, be entitled to a deduction with respect to payments which are contingent upon a change of control if such payments are deemed to constitute "excess parachute payments" pursuant to Section 280G of the Code and do not qualify as reasonable compensation pursuant to that Section; such payments will subject the recipients to a 20% excise tax. In addition, the Company will not be entitled to a deduction to the extent compensation in excess of $1 million is paid to an executive officer named in the proxy statement who was employed by the Company at year-end, unless the compensation qualifies as "performance based" under Section 162(m) of the Code.

BENEFITS UNDER THE PLAN

       If the stockholders approve the amendment of the Plan, it is anticipated that the Committee will make grants under the Plan to employees (including officers) from time to time. The size of future awards and the identity of recipients cannot be determined at this time. It is expected that approximately 50 to 75 employees will be selected to receive awards under the Plan. In addition, future Outside Directors will be granted a stock option for 10,000 shares upon their election to the Board.

MISCELLANEOUS

       The closing price of the Common Stock on the New York Stock Exchange Composite Tape on March 31, 1998 was $7.56.

       Approval of the 1992 Stock Incentive Plan as amended requires the affirmative vote of a majority of the Common Stock represented in person or by proxy at the Annual Meeting and voting either for or against, or abstaining from voting on, such matter. Accordingly abstentions will have the effect of a vote against. Broker "non-votes" (shares not voted on a matter because a nominee holding shares for a beneficial owner neither receives voting instructions from such beneficial owner nor has discretionary voting power with respect thereto) will not have an effect on the vote at the Annual Meeting.

       The Board of Directors recommends that stockholders vote FOR the approval of the 1992 Stock Incentive Plan, as amended.


                             INDEPENDENT ACCOUNTANTS

      KPMG Peat Marwick LLP ("KPMG") served as independent accountants in the audit of the books and accounts of the Company for the 1997 fiscal year. A representative of KPMG is expected to be present at the Annual Meeting of Stockholders with the opportunity to make a statement if so desired. Such representative is expected to be available to respond to appropriate questions. The Audit Committee of the Board of Directors has not yet selected the independent accountants for the 1998 fiscal year audit.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      The Securities Exchange Act of 1934 requires that the Company's directors and officers file reports of ownership and changes of ownership with the SEC and the New York Stock Exchange. The Company believes that all directors and officers filed on a timely basis all such reports required of them with respect to stock ownership and changes in ownership during 1997.

                              STOCKHOLDER PROPOSALS

      Pursuant to the By-Laws of the Company, nominations for the election of directors may be made by the Board of Directors, the Nominating Committee or any stockholder entitled to vote for the election of directors, provided such stockholder has delivered written notice of his intention to make such nomination in accordance with the By-Laws. Such notice must be delivered to or mailed, postage prepaid, and received by the Secretary of the Company at 212-12th Avenue, N.E., Hickory, North Carolina 28601, in the case of an annual meeting, not later than 90 days prior to the anniversary date of the immediately preceding Annual Meeting. However, if the Annual Meeting is to be held more than 30 days before or after the anniversary date of the immediately preceding Annual Meeting, and in the case of any special meeting, such notice must be delivered or received not later than the close of business on the 10th day following the first public disclosure by the Company of the date of such meeting. Each such notice must state: (i) the name and address of the stockholder who intends to make the nomination and of the person(s) to be nominated; (ii) a representation that the stockholder is a holder of record of stock entitled to vote at such meeting (or if the record date for such meeting is subsequent to the date required for notice, a representation that the stockholder is a holder of record at the time of such notice and intends to be a holder of record on the record date for such meeting), specifying the number and class of shares so held, and that the stockholder intends to appear in person or by proxy at the meeting to nominate the person(s) specified in the notice; (iii) a description of all arrangements or understandings between the stockholder and each nominee and any other person(s) (naming such person(s)) pursuant to which the nomination(s) are to me made; (iv) such other information regarding each nominee as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had each nominee been nominated, or intended to be nominated, by the Board of Directors; and (v) the consent of each nominee to serve as a director of the Company if so elected.

      The By-Laws of the Company also provide that no business may be brought before an Annual Meeting except such business as shall be specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Board of Directors, other business brought before the meeting by or at the direction of the Board of Directors or the Chairman of the Board or business brought before the meeting by a stockholder entitled to vote thereon, provided such stockholder has given written notice of such stockholder's intention to bring such business before the Annual Meeting in accordance with the By-Laws. Such notice must be delivered to, or mailed, postage prepaid, and received by, the Secretary of the Company at the address specified above within the time period described above. Each such notice must state: (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting; (ii) the name and address of the stockholder who intends to propose such business; (iii) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting (or if the record date for such meeting is subsequent to the date required for such stockholder notice, a representation that the stockholder is a holder of record at the time of such notice and intends to be a holder of record on the record date for such meeting), and that the stockholder intends to appear in person or by proxy at such meeting to propose such business; and (iv) any material interest of the stockholder in such business.

      A copy of the By-Laws of the Company is available by written request to the Secretary of the Company at the above address or by oral request at (828) 328-5381.

      In the event that any stockholder desires to present a proposal to be reflected in the Company's form of proxy and proxy statement for the 1999 Annual Meeting of Stockholders, that proposal must be received at the Company's principal offices on or before December 16, 1998. Timely receipt of a stockholder proposal satisfies only one of the various requirements for inclusion of such a proposal in the Company's proxy materials.

                             DISCRETIONARY AUTHORITY

      Management has no knowledge of any matters to be presented for action by the stockholders other than as set forth above. The accompanying form of proxy gives discretionary authority, however, in the event that any additional matters should be presented.





                                             By Order of the Board of Directors,



                                             MITCHELL R. SETZER
                                             Secretary

April 14, 1998

                                                                      APPENDIX A

                                 WORLDTEX, INC.
                            1992 STOCK INCENTIVE PLAN
                (AS AMENDED AND RESTATED EFFECTIVE MAY 14, 1998)



SECTION 1.        PURPOSES

                  The purposes of the Worldtex, Inc. 1992 Stock Incentive Plan (the "Plan") are (i) to enable Worldtex, Inc. (the "Company") and Related Companies (as defined below) to attract and retain employees who contribute to the Company's success by their ability, ingenuity and industry, and to enable such employees to participate in the long-term success and growth of the Company by giving them an equity interest in the Company, and (ii) to enable the Company to pay part of the compensation of its Outside Directors ( as defined in Section 5.2) in options to purchase the Company's Common Stock ("Stock"), thereby increasing such directors' proprietary interest in the Company. For purposes of the Plan, a "Related Company" means any corporation, partnership, joint venture or other entity in which the company owns, directly or indirectly, at least a 20% beneficial ownership interest.

SECTION  2.       TYPES OF AWARDS

                  2.1 Awards under the Plan may be in the form of (i) Stock Options; (ii) Stock Appreciation Rights; (iii) Restricted Stock; (iv) Deferred Stock; (v) Loans; and/or (vi) Tax Offset Payments.

                  2.2 An eligible employee may be granted one or more types of awards, which may be independent or granted in tandem. If two awards are granted in tandem, the employee may exercise (or otherwise receive the benefit of) one award only to the extent he or she relinquishes the tandem award.

                  2.3 Outside Directors may receive only grants of Stock Options, as provided in section 14.

SECTION  3.       ADMINISTRATION

                  3.1 The Plan shall be administered by the Executive Compensation Committee of the Company's Board of Directors (the "Board") or such other committee of directors as the Board shall designate (the "Committee"), which shall consist of not less than two directors. Committee members shall serve at the pleasure of the Board. Notwithstanding the foregoing, grants of Stock Options to Outside Directors under Section 14 shall only be made by the Board.

                  3.2 The Committee shall have the following authority with respect to awards under the Plan other than awards to Outside Directors: to grant awards to eligible employees under the Plan; to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall deem advisable; to interpret the terms and provisions of the Plan and any award granted under the Plan; and to otherwise supervise the administration of the Plan. In particular, and without limiting its authority and powers, except with respect to awards to Outside Directors, the Committee shall have the authority:

                           (a) to determine whether and to what extent any award
or combination of awards will be granted hereunder, including whether any awards will be granted in tandem with each other;

                           (b) to select the employees to whom awards will be
granted;

                           (c) to determine the number of shares of the common
stock of the Company (the "Stock") to be covered by each award granted hereunder;

                           (d) to determine the terms and conditions of any
award granted hereunder, including, but not limited to, any vesting or other restrictions based on performance and such other factors as the Committee may determine, and to determine whether the terms and conditions of the award are satisfied;

                           (e) to determine the treatment of awards upon an
employee's retirement, disability, death, termination for cause or other termination of employment;

                           (f) to determine pursuant to a formula or otherwise
the fair market value of the Stock on a given date; provided, however, that if the Committee fails to make such a determination, fair market value shall mean the closing sale price of the Stock on a given date (or, if no sale of Stock occurs on such date, the closing sale price on the nearest trading date before such date);

                           (g) to determine that the amounts equal to the amount
of any dividends declared with respect to the number of shares covered by an award (i) will be paid to the employee currently or (ii) will be deferred and deemed to be reinvested or (iii) will be otherwise credited to the employee, or that the employee has no rights with respect to such dividends;

                           (h) to determine whether, to what extent, and under
what circumstances Stock and other amounts payable with respect to an award will be deferred either automatically or at the election of an employee, including providing for and determining the amount (if any) of deemed earnings on any deferred amount during any deferral period;

                           (i) to provide that the shares of Stock received as a
result of an award shall be subject to a right of first refusal, pursuant to which the employee shall be required to offer to the Company any shares that the employee wishes to sell, subject to such terms and conditions as the Committee may specify;

                           (j) to amend the terms of any award, prospectively or
retroactively; provided, however, that no amendment shall impair the rights of the award holder without his or her consent; and

                           (k) to substitute new Stock Options for previously
granted Stock Options, or for options granted under other plans or agreements, in each case including previously granted options having higher option prices.

                  3.3 With respect to awards to Outside Directors, the Committee shall have authority to interpret the Plan and the terms of any Stock Options granted to Outside Directors; to adopt, amend, and rescind administrative regulations to further the purposes of the Plan; and to take any other action necessary to the proper operation of the Plan. However, the Committee shall have no discretion to vary the amount or terms of awards granted to Outside Directors, except as provided in section 4.4. The Board shall have the power to make grants of Stock Options to Outside Directors, pursuant to Section 14, and to amend such awards prospectively or retroactively; provided, however, that no amendment shall impair the rights of the award holder without his or her written consent.

                  3.4 All determinations made by the Committee or the Board pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Plan participants.

                  3.5 The Committee may from time to time delegate to one or more officers of the Company any or all of its authorities granted hereunder except with respect to awards granted to persons subject to Section 16 of the Securities Exchange Act of 1934. The Committee shall specify the maximum number of shares that the officer or officers to whom such authority is delegated may award.

SECTION 4.        STOCK SUBJECT TO PLAN

                  4.1 The total number of shares of Stock reserved and available for distribution under the Plan shall be 2,100,000 shares (subject to adjustment as provided below). Such shares may consist of authorized but unissued shares or treasury shares. The exercise of a Stock Appreciation Right for cash or the payment of any other award in cash shall not count against this share limit.

                  4.2 To the extent a stock option terminates without having been exercised, or an award terminates without the employee having received payment of the award, or shares awarded are forfeited, the shares subject to such award shall again be available for distribution in connection with future awards under the Plan.

Shares of Stock equal in number to the shares surrendered or withheld in payment of the option price and/or to satisfy federal, state or local tax liability with respect to an award shall not count against the above share limit, and shall again be available for grants under the plan.

                  4.3 No employee shall be granted Stock Options, Stock Appreciation Rights, Restricted Stock, and/or Deferred Stock, or any combination of the foregoing with respect to more than 500,000 shares of Stock in any fiscal year (subject to adjustment as provided in section 4.4). No employee shall be granted a Tax Offset Payment with respect to more than the number of shares covered by awards granted to such employee.

                  4.4 In the event of any merger, reorganization, consolidation, sales of substantially all assets, recapitalization, Stock dividend, Stock split, spin-off, split-up, split-off, distribution of assets or other change in corporate structure affecting the Stock, a substitution or adjustment, as may be determined to be appropriate by the Committee in its sole discretion, shall be made in the aggregate number of shares reserved for issuance under the Plan, the number of shares as to which awards can be granted to any individual in any fiscal year, the number of shares subject to outstanding awards and the amounts to be paid by award holders or the Company, as the case may be, with respect to outstanding awards; provided, however, that no such adjustment shall increase the aggregate value of any outstanding award. In the event any change described in this Section 4.4 occurs and an adjustment is made in the outstanding Stock Options held by employees, a similar adjustment shall be made in the number and terms of Stock Options held by Outside Directors under Section 14.

SECTION 5.        ELIGIBILITY

                  5.1 Officers and other employees of the Company or a Related Company are eligible to be granted awards under the Plan, other than under
Section 14. Except as provided in Section 5.2, Outside Directors are not eligible to be granted awards under the Plan. The officer and employee participants under the Plan shall be selected from time to time by the Committee, in its sole discretion, from among those eligible.

                  5.2 Awards under Section 14 of the Plan shall be made solely to Outside Directors, which term shall mean any director of the Company other than one who is an officer or employee of the Company or a Related Company.

SECTION 6.        STOCK OPTIONS

                  6.1 The Stock Options awarded to officers and employees under the Plan may be of two types: (i) Incentive Stock Options within the meaning of
Section 422 of the Internal Revenue Code or any successor provision thereto; and
(ii) Non-Qualified Stock Options. To the extent that any Stock Option does not qualify as an Incentive Stock Option, it shall constitute a Non-Qualified Stock Option.

                  6.2 Subject to the following provisions, Stock Options awarded under the Plan shall be in such form and shall have such terms and conditions as the Committee may determine.

                           (a) Option Price. The option price per share of Stock
purchasable under a Stock Option shall be determined by the Committee.

                           (b) Option Term. The term of each Stock Option shall
be fixed by the Committee at the time of grant.

                           (c) Exercisability. Stock Options shall be
exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee. The Committee may waive such exercise provisions or accelerate the exercisability of the Stock Option at any time in whole or in part.

                           (d) Method of Exercise. Stock Options may be
exercised in whole or in part at any time during the option period by giving written notice of exercise to the Company specifying the number of shares to be purchased, accompanied by payment of the purchase price. Payment of the purchase price shall be made in such manner as the Committee may provide in the award, which may include cash (including cash equivalents), delivery of shares of Stock already owned by the optionee or subject to awards hereunder, any other manner permitted by law determined by the Committee, or any combination of the foregoing. The Committee may provide that all or part of the shares received upon exercise of a Stock Option which are paid for using Restricted Stock or Deferred Stock shall be restricted or deferred in accordance with the original terms of the award in question.

                           (e) No Stockholder Rights. An optionee shall have
neither rights to dividends or other rights of a stockholder with respect to shares subject to Stock Option until the optionee has given written notice us exercise and has paid for such shares.

                           (f) Surrender Rights. The Committee may provide that
options may be surrendered for cash upon any terms and conditions set by the Committee.

                           (g) Non-transferability. Unless otherwise provided by
the Committee, no Stock Options shall be transferable by the optionee other than by will or by the laws of decent and distribution, and (ii) during the optionee's lifetime, all Stock Options shall be exercisable only by the optionee or by his or her guardian or legal representative.

                           (h) Termination of Employment. Following the
termination of an optionee's employment with the Company or a Related
Company, the Stock Option shall be exercisable to the extent determined by the Committee. The Committee may provide different post-termination exercise provisions with respect to termination of employment for different reasons. The Committee may provide that, notwithstanding the option term fixed pursuant to
Section 6.2(b), a Stock Option which is outstanding on the date of optionee's death shall remain outstanding for an additional period after the date of such death.

                  6.3 Notwithstanding the provisions of Section 6.2, no Incentive Stock Option shall (i) have an option price which is less than 100% of the fair market value of the Stock on the date of the award of the Stock Option,
(ii) be exercisable more than ten years after the date such Incentive Stock Option is awarded, or (iii) be awarded more than ten years after the effective date of the Plan as most recently approved by stockholders.

SECTION 7.        STOCK APPRECIATION RIGHTS

                  7.1 A Stock Appreciation Right shall entitle the holder thereof to receive payment of an amount, in cash, shares of Stock or a combination thereof, as determined by the Committee, equal in value to the excess of the fair market value of the shares as to which the award is granted on the date of exercise over an amount specified by the Committee. Any such award shall be in such form and shall have such terms and conditions as the Committee may determine.

                  7.2 The Committee may provide that a Stock Appreciation Right may be exercised only within the 60-day period following occurrence of a Change of Control (as defined in Section 16.2). The Committee may also provide that in the event of a Change of Control the amount to be paid upon exercise of a Stock Appreciation Right shall be based on the Change of Control Price (as defined in Section 16.3).

SECTION 8.        RESTRICTED STOCK

                  Subject to the following provisions, all awards of Restricted Stock shall be in such form and shall have such terms and conditions as the Committee shall determine:

                           (a) The Restricted Stock award shall specify the
number of shares of Restricted Stock to be awarded, the price, if any, to be paid by the recipient of the Restricted Stock and the date or dates on which, or the conditions upon the satisfaction of which, the Restricted Stock will vest. The vesting of Restricted Stock may be conditioned upon the completion of a specified period of service with the Company or a Related Company, upon the attainment of specified performance goals or upon such other criteria as the Committee may determine.

                           (b) Stock certificates representing the Restricted
Stock awarded to an employee shall be registered in the employee's name, but the Committee may direct that such certificates be held by the Company on behalf of the employee. Except as may be permitted by the Committee, no share of Restricted Stock may be sold, transferred, assigned, pledged or otherwise encumbered by the employee until such share has vested in accordance with the terms of the Restricted Stock award. At the time Restricted Stock vests, a certificate for such vested shares shall be delivered to the employee (or his or her designated beneficiary in the event of death), free of all restrictions.

                           (c) The Committee may provide that the employee shall
have the right to vote or receive dividends on Restricted Stock. Unless the Committee provides otherwise, the Stock received as a dividend on, or in connection with a stock split of, Restricted Stock shall be subject to the same restrictions as the Restricted Stock.

                           (d) Except as may be provided by the Committee, in
the event of an employee's termination of employment before all of his or her Restricted Stock has vested, or in the event any conditions to the vesting of Restricted Stock have not been satisfied prior to any deadline for the satisfaction of such conditions set forth in the award, the shares of Restricted Stock which have not vested shall be forfeited, and the Committee may provide that (i) any purchase price paid by the employee shall be returned to the employee or (ii) a cash payment equal to the Restricted Stock's fair market value on the date of forfeiture, if lower, shall be paid to the employee.

                           (e) The Committee may waive, in whole or in part, any
or all of the conditions to receipt of, or restrictions with respect to, any or all of the employee's Restricted Stock.

SECTION 9.        DEFERRED STOCK AWARDS

                  Subject to the following provisions, all awards of Deferred Stock shall be in such form and shall have such terms and conditions as the Committee may determine:

                           (a) The Deferred Stock shall specify the number of
shares of Deferred Stock to be awarded to any employee and the duration of the period (the "Deferral Period") during which, and the conditions under which, receipt of the Stock will be deferred. The Committee may condition the award of Deferred Stock, or receipt of Stock or cash at the end of the Deferral Period, upon the attainment of specified performance goals or such other criteria as the Committee may determine.

                           (b) Deferred Stock awards may not be sold, assigned,
transferred, pledged or otherwise encumbered during the Deferral
Period.

                           (c) At the expiration of the Deferral Period, the
employee ( or his or her designated beneficiary in the event of death) shall receive (i) certificates for the number of shares of Stock equal to the number of shares covered by the Deferred Stock award, (ii) cash equal to the fair market value of such Stock, or (iii) a combination of shares and cash, as the Committee may determine.

                           (d) Except as may be provided by the Committee, in
the event of an employee's termination of employment before the end of the Deferral Period, his or her Deferred Stock award shall be forfeited.

                           (e) The Committee may waive, in whole or in part, any
or all of the conditions to receipt of, or restrictions with respect to, Stock or cash under a Deferred Stock award.

SECTION 10.       LOANS

                  The Committee may provide that the Company shall make, or arrange for, a loan or loans to an employee with respect to the exercise of any Stock Option awarded under the Plan, with respect to the payment of the purchase price, if any, of any Restricted Stock awarded hereunder or with respect to any taxes arising from an award hereunder; provided, however, that the Company shall not loan to an employee more than the sum of (i) the excess of the purchase or exercise price of an award over the par value of any shares of Stock awarded plus (ii) the amount of any taxes arising from such award. Any such loan shall be made on terms that comply with all applicable legal requirements. The Committee shall have full authority to decide whether a loan will be made hereunder and to determine the amount, term and provisions of any such loan, including the interest rate to be charged, whether the loan will be with or without recourse against the borrower, any security for the loan, the terms on which the loan is to be repaid and the conditions, if any, under which the loan may be forgiven.

SECTION 11.       TAX OFFSET PAYMENTS

                  The Committee may provide for a Tax Offset Payment by the Company to an employee with respect to one or more awards granted under the Plan, in an amount specified by the Committee, which shall not exceed the amount necessary to pay the federal, state, local and other taxes payable with respect to such award and the receipt of the Tax Offset Payment assuming that the employee is taxed at the maximum tax rate applicable to such income.
The Tax Offset Payment shall be paid in cash.

SECTION 12.       ELECTION TO DEFER AWARDS

                  The Committee may permit an officer or employee to elect to defer receipt of an award for a specified period or until a specified event, upon such terms as are determined by the Committee.

SECTION 13.       TAX WITHHOLDING

                  13.1 Each participant shall, no later than the date as of which the value of an award first becomes includable in his or her gross income for applicable tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any federal, state, local or other taxes of any kind required by law to be withheld with respect to the award. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company (and, where applicable, any Related Company), shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant.

                  13.2 To the extent permitted by the Committee, and subject to such terms and conditions as the Committee may provide, an employee may elect, or the Company may require, that the employee have the withholding tax obligation, or any additional tax obligation with respect to any awards hereunder, satisfied by (i) having the Company withhold shares of Stock otherwise deliverable to the employee with respect to the award or (ii) delivering to the Company shares of unrestricted Stock.

SECTION 14.       STOCK OPTIONS FOR OUTSIDE DIRECTORS

                  14.1 Each person who is an Outside Director at the close of the 1994 Annual Meeting of Stockholders shall be granted as of such date a Stock Option to purchase 10,000 shares of common stock of the Company. Each person who becomes an Outside Director after such date shall be granted, as of the date of his or her election as an Outside Director, a Stock Option to purchase 10,000 shares of common stock of the Company.

                  14.2 Stock Options granted under this Section 14 shall be Non-Qualified Stock Options and shall have such terms and conditions as the Board may determine. The provisions of Section 6.2 shall apply to Stock Options granted to Outside Directors under this Section 14, except that, with respect to such Stock Options, all references in Section 6.2 to the Committee shall be deemed to refer to the Board.

SECTION 15.       AMENDMENTS AND TERMINATION

                  The Board may discontinue the Plan at any time and may amend it from time to time. No amendment or discontinuation of the Plan shall adversely affect any award previously granted without the award holder's written consent. Amendments may be made without stockholder approval except as required to comply with exchange or regulatory requirements.

SECTION 16.       CHANGE OF CONTROL

                  16.1 In the event of a Change of Control, unless otherwise determined by the Committee (or, in the case of Stock Options granted under Section 14, the Board) at the time of grant or by amendment (with the holder's consent) of such grant:

                           (a) all outstanding Stock Options and all outstanding
Stock Appreciation Rights awarded under the Plan shall become fully exercisable and vested;

                           (b) the restrictions and deferral limitations
applicable to any outstanding Restricted Stock and Deferred Stock awards under the Plan shall lapse and such shares and awards shall be deemed fully vested, and;

                           (c) to the extent the cash payment of any award is
based on the fair market value of Stock, such fair market value shall be the Change of Control Price.

                  16.2 A "Change of Control" shall be deemed to occur on:

                           (a) the date that person or group deemed a person
under Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934, other than the Company and its subsidiaries as determined immediately prior to that date (or an employee benefit plan of the Company or its subsidiaries), in a transaction or series of transactions has become the beneficial owner, directly or indirectly (with beneficial ownership determined as provided in Rule 13d-3, or any successor rule, under such Act) of 25% or more of the outstanding securities of the Company having the right under ordinary circumstances to vote at an election of the Board;

                           (b) the date on which one-third or more of the
members of the Board shall consist of persons other than Current Directors
(for these purposes, a "Current Director" shall mean any member of the Board as of the effective date of the Plan and any successor of a Current Director whose nomination or election has been approved by a majority of the Current Directors on the Board); or

                           (c) the date of approval by the stockholders of the
Company of an agreement providing for (A) the merger or consolidation of the Company with another corporation where the stockholders of the Company, immediately prior to the merger or consolidation, would not beneficially own, immediately after the merger or consolidation, shares entitling such stockholders to 50% or more of all votes (without consideration of the rights of any class of stock to elect directors by a separate class vote) to which all stockholders of the corporation issuing cash or securities in the merger or consolidation would be entitled in the election of directors or where the members of the Board, immediately prior to the merger or consolidation, would not, immediately after the merger or consolidation, constitute a majority of the Board of Directors of the corporation issuing cash or securities in the merger or consolidation or (B) the sale or other disposition of all or substantially all the assets of the Company.

                  16.3 "Change of Control Price" means the highest price per share paid in any transaction reported on the New York Stock Exchange Composite Index (or if the Stock is not then listed on such Exchange, the highest price per share paid in any open market transaction), or paid or offered in any transaction related to a Change of Control at any time during the 90-day period ending with the Change of Control. Notwithstanding the foregoing sentence, in the case of Stock Appreciation Rights granted in tandem with Incentive Stock Options, the Change of Control Price shall be the highest price paid on the date on which the Stock Appreciation Right is exercised.

SECTION 17.       GENERAL PROVISIONS

                  17.1 Each award under the Plan shall be subject to the requirement that, if at any time the Committee shall determine that (i) the listing, registration or qualification of the Stock subject or related thereto upon any securities exchange or under any state or federal law, or (ii) the consent or approval of any government regulatory body or (iii) an agreement by the recipient of an award with respect to the disposition of Stock is necessary or desirable as a condition of , or in connection with, the granting of such award or the issuance, purchase or delivery of Stock thereunder, such award shall not be granted or exercised, in whole or in part, unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee.

                  17.2 Nothing set forth in this Plan shall prevent the Board from adopting other or additional compensation arrangements. Neither the adoption of the Plan nor any award hereunder shall confer upon any employee of the Company, or of a Related Company, any right to continued employment. No award under Section 14 shall confer upon any Outside Director any right to continued service as a director.

                  17.3 Determinations by the Board or the Committee under the Plan relating to the form, amount, and terms and conditions of awards need not be uniform, and may be made selectively among persons who receive or are eligible to receive awards under the Plan, whether or not such persons are similarly situated.

                  17.4 No member of the Board or the Committee, nor any officer or employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination or interpretation taken or made with respect to the Plan, and all members of the Board and the Committee and all officers and employees of the Company acting on their behalf, shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

SECTION 18.       EFFECTIVE DATE OF PLAN

                  The Plan became effective immediately after the Closing (as defined in the Purchase Agreement, dated April 22, 1992, among Willcox & Gibbs, Inc., Compagnie de Distribution de Materiel Electrique, International Technical Distributors, Inc., and Southern Electric Supply Company, Inc.). The Plan was amended and restated effective January 24, 1994 subject to approval by the Company's stockholders, which was obtained on May 12, 1994, and was amended and restated by the Board effective March 25, 1997. This amendment and restatement of the Plan shall be effective May 14, 1998, subject to approval by the Company's shareholders.

                                                                      APPENDIX B

The Board of Directors Recommends a vote "FOR all" in Item 1 and "FOR" in
Item 2.

#### ##########  ________________                                 Please mark
                      COMMON                                  [X] your votes
                                                                    as this

Item 1. Election of Messrs. Egler, Mackey and Ziegler as Class III Directors.

                  FOR all                     Withheld for all
                    [ ]                             [ ]
Withheld for the following only: (Write the name of nominee(s) in the space below)

___________________________________________________________________________


Item 2. Approval of the 1992 Stock Incentive Plan as amended.

                    FOR                           WITHHELD
                    [ ]                             [ ]

In their discretion, the proxies are authorized to vote upon other business as may properly come before the meeting.

                                                                          WILL
                                                                         ATTEND
                                                                         MEETING
                                                                           [ ]

The shares represented by this proxy will be voted as directed by the stockholder. If no direction is given when the duly executed proxy is returned such shares will be voted "FOR all" in Item 1 and "FOR" in Item 2.


Signature(s) ______________________________________________  Date ______________
Note: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                                 WORLDTEX, INC.


    Solicited by the Board of Directors for use at the Annual Meeting of Stockholders of Worldtex, Inc. - May 14, 1998, at 11:00 a.m., Bank of America Plaza, 335 Madison Avenue, Fifth Floor, Room 5A, New York, New York.

    The undersigned hereby appoints Richard J. Mackey and Barry D. Setzer, and any one of them, attorneys and proxies, with full power of substitution and revocation in each, for and on behalf of the undersigned, and with all the powers the undersigned would possess if personally present, to vote at the above Annual Meeting and any adjournment thereof all shares of stock that the undersigned would be entitled to vote at such meeting.


                   THIS PROXY IS CONTINUED ON THE REVERSE SIDE
               PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY